FOR IMMEDIATE RELEASE
                                                                Bel Fuse Inc.
                                                            206 Van Vorst Street
                                                           Jersey City, NJ 07302
                                                                 www.belfuse.com
                                                                tel 201.432.0463
                                                                fax 201.432.9542


Investor Contact:                                               Company Contact:
Neil Berkman Associates                                         Daniel Bernstein
(310) 277-5162                                                         President
info@berkmanassociates.com                                        (201) 432-0463




                       BEL REPORTS SECOND QUARTER RESULTS

                 EARNINGS PER SHARE DOUBLED TO $0.25 FROM $0.12
                 ----------------------------------------------
             REVENUE INCREASED TO $44.8 MILLION FROM $24.7 MILLION
             -----------------------------------------------------

JERSEY CITY, NEW JERSEY, JULY 28, 2003 . . . BEL FUSE INC. (NASDAQ:BELFA & NASDAQ:BELFB) today announced preliminary unaudited results for the second quarter and six months ended June 30, 2003.

Net income for the second quarter more than doubled to $2,757,000, or $0.25 per diluted share, from $1,293,000, or $0.12 per diluted share, for the second quarter of 2002. Revenue for this year's second quarter increased 81% to $44,821,000 compared to $24,727,000 for the same period a year ago.

For the first half of 2003, net income increased to $4,538,000, or $0.41 per diluted share. This compares to a net loss for last year's first half of $528,000, or $0.05 per share. Revenue increased to $69,769,000 from $41,241,000 for the first six months of 2002.

The Passive Components Group, which was acquired from Insilco Technologies, Inc. effective on March 22, 2003, contributed revenue of approximately $17,590,000 for the second quarter and $19,449,000 for the first six months of 2003.

Daniel Bernstein, President, said, "Customers increasingly are seeking to buy a greater variety of products from individual suppliers. Our strategy is to expand and diversify Bel's product offerings through internal engineering and product development as well as selective acquisitions that enhance Bel's competitive position and expand our global customer base. The Insilco transaction is an important part of this approach. The integration of the Passive Components Group is essentially complete, and its financial performance is meeting our expectations."

At June 30, 2003, Bel reported cash, cash equivalents and marketable securities of approximately $42,285,000, working capital of approximately $86,600,000, a current ratio of 5-to-1, total term debt of $9,500,000 and shareholders' equity of approximately $135,086,000.

ABOUT BEL
Bel (www.BelFuse.com) and its subsidiaries are primarily engaged in the design, manufacture and sale of products used in networking, telecommunications, high speed data transmission, automotive and consumer electronics. Products include magnetics and connectors for voice and data transmission, fuses, DC/DC converters, delay lines and hybrid circuits. The Company operates facilities around the world.

CONFERENCE CALL
Bel has scheduled a conference call at 4:00 PM ET today. A simultaneous WebCast of the conference call may be accessed from the Investor Info link at www.BelFuse.com. A replay will be available after 6:00 PM ET at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21152973 after 6:00 PM ET.

FORWARD-LOOKING STATEMENTS
Except for historical information contained in this news release, the matters discussed, including the Company's timing estimate with respect to the integration of the businesses acquired from Insilco and statements made regarding customer preferences, are forward looking statements that involve risks and uncertainties. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, the continuing viability of sectors that rely on our products, the effect of business and economic conditions; the difficulties inherent in integrating remote business that may have followed business practices that differ from the Company's business practices; capacity and supply constraints or difficulties; product development, commercializing or technological difficulties; the regulatory and trade environment; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products, and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.
                                (table attached)
                                                                           #3361

BEL FUSE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) ($ 000 omitted, except for per share data)


                                       Three Months Ended    Six Months Ended
                                            June 30,              June 30,
                                      -------------------   -------------------
                                        2003       2002      2003         2002
                                      --------   --------   -------      ------

Net Sales                             $ 44,821   $ 24,727   $ 69,769   $ 41,241
                                      --------   --------   --------   --------

Costs and Expenses:
 Cost of Sales                          32,908     18,546     50,875     32,907
 Selling, General and
   Administrative expenses               8,322      4,443     13,170      8,537
                                      --------   --------   --------   --------
                                        41,230     22,989     64,045     41,444
                                      --------   --------   --------   --------
Income (loss) from operations            3,591      1,738      5,724       (203)
Other income - net                          --        282        117        534
                                      --------   --------   --------   --------
Earnings before
    income tax provision                 3,591      2,020      5,841        331
Income tax provision                       834        727      1,303        859
                                      --------   --------   --------   --------

Net earnings (loss)                   $  2,757   $  1,293   $  4,538   $   (528)
                                      ========   ========   ========   ========

Net earnings (loss) per common share
  Primary                             $   0.25   $   0.12   $   0.41   $  (0.05)
                                      ========   ========   ========   ========
  Fully diluted                       $   0.25   $   0.12   $   0.41   $  (0.05)
                                      ========   ========   ========   ========

Average common shares outstanding
  Primary                               10,956     10,919     10,951     10,883
                                      ========   ========   ========   ========
  Fully diluted                         11,091     11,091     11,081     10,883
                                      ========   ========   ========   ========

CONDENSED CONSOLIDATED BALANCE SHEET DATA
($ 000 omitted)

--------------------------------------------------------------------------------------------
                   Jun. 30,      Dec. 31,                             Jun. 30,      Dec. 31,
ASSETS              2003          2002      LIABILITIES AND             2003          2002
                 (unaudited)                EQUITY                  (unaudited)
--------------------------------------------------------------------------------------------


Current assets    $107,815     $ 94,504     Current liabilities      $ 21,250       $ 11,715

Property, plant &
  equipment, net  $ 47,455     $ 37,605     Long-term liabilities    $ 13,007       $  4,519

Goodwill, net     $ 12,792     $  7,625
Other assets      $  1,281     $  7,159     Stockholders' equity     $135,086       $130,659

                                            Total liabilities &
Total assets      $169,343     $146,893     equity                   $169,343       $146,893
                  ========     ========                              ========       =========